Exhibit 10.5.2

JOINDER AGREEMENT

Dated: As of July 8, 2011

Reference is hereby made to a certain loan arrangement by and among (a) SILICON VALLEY BANK, a California corporation (“Bank”), with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054, and with a loan production office located at 535 Fifth Avenue, 27th Floor, New York, New York 10017, and (b) (i) EVERYDAY HEALTH, INC., a Delaware corporation (“Everyday Health”), with its principal place of business at 345 Hudson Street, 16th Floor, New York, New York 10014, (ii) CAREPAGES, INC., a Delaware corporation (“Carepages”), with its principal place of business at 345 Hudson Street, 16th Floor, New York, New York 10014, and (iii) REVOLUTION HEALTH GROUP LLC, a Delaware limited liability company (“Revolution Health”), with its principal place of business at 345 Hudson Street, 16th Floor, New York, New York 10014 (Everyday Health, Carepages and Revolution Health are hereinafter jointly and severally, individually and collectively, referred to as “Existing Borrower”), which loan arrangement is evidenced by, among other documents, a certain Loan and Security Agreement dated as of September 22, 2010, by and between Existing Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of April 27, 2011 (as has been and as may be further amended from time to time, the “Loan Agreement”). All capitalized terms used herein without definitions shall have the meanings given such terms in the Loan Agreement.

1. Joinder to Loan Agreement. The undersigned, (a) EVERYDAY HEALTH MEDIA, LLC, a Delaware limited liability company (“Media”), with its principal place of business at 345 Hudson Street, 16th Floor, New York, New York 10014, (b) DDC INTERNET, INC., a California corporation (“DDC”), with its principal place of business at 5839 Green Valley Circle, Suite 208, Culver City, CA 90230, and (c) MEDPAGE TODAY, L.L.C., a New Jersey limited liability company (“MedPage”), with its principal place of business at Overlook at Great Notch, 150 Clove Road, 10th Floor, Little Falls, New Jersey 07424 (Media, DDC and MedPage are hereinafter jointly and severally, individually and collectively, referred to as “New Borrower”, and, together with the Existing Borrower, are hereinafter jointly and severally, individually and collectively, referred to as “Borrower”), hereby join the Loan Agreement and each of the Loan Documents, and agree to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and the Loan Documents, as if New Borrower were originally named “Borrower” therein. Without limiting the generality of the preceding sentence, New Borrower agrees that it will be jointly and severally liable, together with Existing Borrower, for the payment and performance of all present and future indebtedness, obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. All references in the Loan Documents to “Borrower” shall be deemed to refer, jointly and severally, individually and collectively, to Borrower. New Borrower acknowledges that the Obligations are due and owing to Bank from Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof. Any Borrower may, acting singly, request Credit Extensions under the Loan Agreement. Each Borrower hereby authorizes and appoints the others as agents for itself for all purposes hereunder, including, without limitation, with respect to requesting Credit Extensions pursuant to the Loan Agreement. Each Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement, regardless of which Borrower actually receives said Credit Extensions, as if each Borrower hereunder directly received all Credit Extensions.

2. Subrogation and Similar Rights. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law and (b) any right to require Bank to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any

Borrower’s liability. Notwithstanding any other provision of this Joinder Agreement, the Loan Agreement, the Loan Documents or any related documents, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this Joinder Agreement and the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Joinder Agreement, the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Joinder Agreement, the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this section shall be null and void. If any payment is made to a Borrower in contravention of this section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

3. Grant of Security Interest. To secure the prompt payment and performance of all of the Obligations, New Borrower hereby grants to Bank a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of New Borrower’s assets and all of New Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant a valid, perfected first priority security interest to Bank in the Collateral. New Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions and filing offices in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by any Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Any such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

4. Representations and Warranties. New Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower were named as “Borrower” in the Loan Documents in addition to Existing Borrower.

5. Delivery of Documents. Borrower hereby agrees that the following documents shall be delivered to Bank prior to or concurrently with this Joinder Agreement, each in form and substance satisfactory to Bank:

A.	a certificate of the Secretary of DDC with respect to DDC’s articles of incorporation, by-laws, incumbency and resolutions authorizing the execution and delivery of this Joinder Agreement and the other documents required by Bank in connection with this Joinder Agreement;

B.	certificates of the managers/members (as applicable) of Media and MedPage with respect to their respective certificates of formation, operating agreements, incumbency and resolutions authorizing the execution and delivery of this Joinder Agreement and the other documents required by Bank in connection with this Joinder Agreement;

C.	written consent of the shareholders of DDC authorizing the execution and delivery of this Joinder Agreement and the other documents required by Bank in connection with this Joinder Agreement;

D.	written consent of the managers/members of Media and MedPage authorizing the execution and delivery of this Joinder Agreement and the other documents required by Bank in connection with this Joinder Agreement;

E.	a long form certificate of the Secretary of State of California certified within the past thirty (30) days as to DDC’s legal existence and good standing;

F.	a long form certificate of the Secretary of State of Delaware certified within the past thirty (30) days as to Media’s legal existence and good standing;

G.	a long form certificate of the Secretary of State of New Jersey certified within the past thirty (30) days as to MedPage’s legal existence and good standing;

H.	Certificates of Good Standing/Foreign Qualification, from each state in which each New Borrower is authorized to do business;

I.	the results of UCC searches with respect to each New Borrower indicating there are no Liens other than Permitted Liens and otherwise in form and substance satisfactory to Bank;

J.	a Perfection Certificate for each New Borrower;

K.	a Deposit Account Control Agreement with respect to DDC’s account at Bank of America;

L.	a legal opinion of each New Borrowers counsel (as to authority and enforceability);

M.	evidence of insurance (on Acord 28 and Acord 25 certificates, together with endorsements to the applicable liability and property policies, as acceptable to Bank) for each New Borrower; and

N.	such other documents as Bank may reasonably request.

6. Bank Accounts. It shall be an Event of Default under the Loan Agreement if either: (a) MedPage fails to transfer all of its deposit, operating and securities accounts, including, without limitation, MedPage’s account at Valley National Bank, to Bank prior to the date which is thirty (30) days after the date hereof, or (b) DDC fails to transfer all of its deposit, operating and securities accounts, including, without limitation, DDC’s account at Bank of America, to Bank prior to December 31, 2011.

7. Choice of Law, Venue and Jury Trial Waiver. New York law governs this Joinder Agreement without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in New York. NOTWITHSTANDING THE FOREGOING, BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHTS AGAINST BORROWER OR ITS PROPERTY.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS JOINDER AGREEMENT, THE LOAN AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS JOINDER AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

8. Countersignatures. This Joinder Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Joinder Agreement is executed as of the date first written above.

NEW BORROWER:

EVERYDAY HEALTH MEDIA, LLC

By:	/s/ Alan Shapiro
Name: Alan Shapiro
Title: EVP, General Counsel and Secretary

DDC INTERNET, INC.

By:	/s/ Alan Shapiro
Name: Alan Shapiro
Title: Secretary

MEDPAGE TODAY, L.L.C.

By:	/s/ Alan Shapiro
Name: Alan Shapiro
Title: EVP and General Counsel

EXISTING BORROWER:

EVERYDAY HEALTH, INC.

By	/s/ Alan Shapiro
Name: Alan Shapiro
Title: EVP, General Counsel and Secretary

CAREPAGES, INC.

By	/s/ Alan Shapiro
Name: Alan Shapiro
Title: President and Secretary

REVOLUTION HEALTH GROUP LLC

By	/s/ Alan Shapiro
Name: Alan Shapiro
Title: General Counsel and Secretary

BANK:

SILICON VALLEY BANK

By:	/s/ Michael McMahon
Name:	Michael McMahon
Title:	Vice President